                                                                 EXHIBIT 17

                                 FRANK S. JONES
                            2460 PEACHTREE ROAD, N.W.
                                  APARTMENT 108
                             ATLANTA, GEORGIA 30305







                                        March 27, 1997


PERSONAL AND CONFIDENTIAL

Mr. Wilson H. Taylor
Chairman and Chief Executive Officer
CIGNA  Corporation
1650 Market Street
Philadelphia, PA 19192-1550

Dear Bill:

         It is my understanding that my resignation from the Board of Directors of CIGNA per my letter of January 24, 1997 was reported to and acted on by the Board at its February 26, 1997 board meeting. By this letter, I am requesting that my resignation and the reason therefor be reported to the Securities and Exchange Commission in accordance with the requirements of SEC Form 8-K (Item 6(a)-(c) and General Instruction E) and I request that this be completed promptly if not already undertaken. I would appreciate receiving confirmation of the 8-K filing at your earliest convenience.

                                             Very truly yours,



                                             Frank S. Jones

cc:      Securities and Exchange Commission
         Washington, D.C.


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED